Exhibit 99.1

FOR IMMEDIATE RELEASE

AMR CORPORATION AND US AIRWAYS ANNOUNCE SETTLEMENT

WITH U.S. DEPARTMENT OF JUSTICE AND STATE ATTORNEYS GENERAL

Settlement Allows for Completion of Merger in December

FORT WORTH, Texas and TEMPE, Ariz, Nov. 12, 2013 – AMR Corporation (OTCQB: AAMRQ), the parent company of American Airlines, Inc., and US Airways Group, Inc. (NYSE: LCC) today announced that the airlines have settled the litigation brought by the U.S. Department of Justice (DOJ), the States of Arizona, Florida, Michigan and Tennessee, the Commonwealths of Pennsylvania and Virginia, and the District of Columbia challenging the merger of AMR and US Airways. The companies also announced an agreement with the U.S. Department of Transportation (DOT) related to small community service from Washington Reagan National Airport (DCA).

Tom Horton, chairman, president and CEO of AMR, and incoming chairman of the board of the combined company, said, “This is an important day for our customers, our people and our financial stakeholders. This agreement allows us to take the final steps in creating the new American Airlines. With a renewed spirit, we are about to create the world’s leading airline that will offer, along with our oneworld® partners, a comprehensive global network and service by the best people in the business. There is much more work ahead of us but we’re energized by the challenge and look forward to competing vigorously in the ever-changing global marketplace.”

Doug Parker, chairman and CEO of US Airways, and incoming CEO of the combined airline, said, “This is very good news and we are grateful to all who have made it happen. In particular, we are thankful to our employees, who throughout this process continued to believe in a better future as one airline and who voiced their support passionately and consistently. We also want to thank the elected officials in the states and communities we serve, the business leaders in our hub cities, and the thousands of customers who endorsed and supported this effort. Thank you as well to the U.S. Department of Justice, the state attorneys general and the U.S. Department of Transportation. We are pleased to have this lawsuit behind us and look forward to building the new American Airlines together.”

Under the terms of the settlement, the airlines will divest 52 slot pairs at Washington Reagan National Airport (DCA) and 17 slot pairs at New York LaGuardia Airport (LGA), as well as certain gates and related facilities to support service at those airports.i The airlines also will divest two gates and related support facilities at each of Boston Logan International Airport, Chicago O’Hare International Airport, Dallas Love Field, Los Angeles International Airport, and Miami International Airport. The divestitures will occur through a DOJ approved process following the completion of the merger. Despite the divestitures, the new American is still expected to generate more than $1 billion in annual net synergies beginning in 2015, as was estimated when the merger was announced in February.

After completion of the required divestitures, the combined company expects to operate 44 fewer daily departures at DCA and 12 fewer daily departures at LGA than the approximately 290 daily DCA departures and 175 daily LGA departures that American and US Airways operate today.ii The divestitures required by the settlement are not expected to impact total employment at the new American.

To ensure much of the service currently operated by the carriers to small- and medium-sized markets from DCA is maintained, the new American has agreed with the DOT to use all of its DCA commuter slot pairs for service to these communities. The new American intends to announce the service changes that will result from the divestitures in advance of the sale of the DCA and LGA slots, so that the airlines acquiring those slots have the opportunity to maintain service to those impacted communities.

In the settlement agreement with the state Attorneys General, the new American has agreed to maintain its hubs in Charlotte, New York (Kennedy), Los Angeles, Miami, Chicago (O’Hare), Philadelphia, and Phoenix consistent with historical operations for a period of three years. In addition, with limited exceptions, for a period of five years, the new American will continue to provide daily scheduled service from one or more of its hubs to each plaintiff state airport that has scheduled daily service from either American or US Airways. A previous settlement agreement with the state of Texas will be amended to make it consistent with today’s settlement.

Completion of the merger remains subject to the approval of the settlements by the U.S. Bankruptcy Court, and certain other conditions. The companies now expect to complete the merger in December 2013.

About American Airlines

American Airlines focuses on providing an exceptional travel experience across the globe, serving more than 270 airports in nearly 50 countries and territories. American’s fleet of nearly 900 aircraft fly more than 3,500 daily flights worldwide from hubs in Chicago, Dallas/Fort Worth, Los Angeles, Miami and New York. American flies to nearly 100 international locations including important markets such as London, Madrid, Sao Paulo and Tokyo. With more than 500 new planes scheduled to join the fleet, including continued deliveries of the Boeing 737 family of aircraft and new additions such as the Boeing 777-300ER and the Airbus A320 family of aircraft, American is building toward the youngest and most modern fleet among major U.S. carriers. American’s website, AA.com®, provides customers with easy access to check and book fares, and personalized news, information and travel offers. American’s AAdvantage® program, voted Airline Program of the Year at the 2013 Freddie Awards, lets members redeem miles for flights to almost 950 destinations worldwide, as well as flight upgrades, vacation packages, car rentals, hotel stays and other retail products. The airline also offers nearly 40 Admirals Club® locations worldwide providing comfort, convenience, and an environment with a full range of services making it easy for customers to stay productive without interruption. American is a founding member of the oneworld® alliance, which brings together some of the best and biggest airlines in the world, including global brands like British Airways, Cathay Pacific, Iberia Airlines, Japan Airlines, LAN and Qantas. Together, its members serve nearly 900 destinations served by more than 10,000 daily flights to more than 150 countries. Connect with American on Twitter @AmericanAir or Facebook.com/AmericanAirlines. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.

About US Airways

US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,100 flights per day and serves 198 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 32,000 aviation professionals worldwide, operates the world’s largest fleet of Airbus aircraft and is a member of the Star Alliance network, which offers its customers more than 21,900 daily flights to 1,329 airports in 194 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia, Phoenix and Washington, D.C. Aviation Week and Overhaul & Maintenance magazine presented US Airways with the 2012 Aviation Maintenance, Repair and Overhaul (MRO) of the Year Award for demonstrating outstanding achievement and innovation in the area of technical operations. Military Times Edge magazine named US Airways as a Best for Vets employer for the past three years. US Airways was, for the third year in a row, the only airline included as one of the 50 best companies to work for in the U.S. by LATINA Style magazine’s 50 Report. The airline also earned a 100 percent rating on the Human Rights Campaign Corporate Equality index for six consecutive years. The Corporate Equality index is a leading indicator of companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. For more company information visit usairways.com, follow on Twitter @USAirways or at Facebook.com/USAirways.

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. These forward-looking statements are based on AMR’s and US Airways’ current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the challenges and costs of the proposed transaction, including integrating operations and our ability to achieve anticipated annual net synergies of more than $1 billion in 2015; the effects of divestitures pursuant to the settlement; the price of, market for and potential market price volatility of US Airways common stock, AMR common stock and the common stock of the ultimate parent entity following the closing of the proposed transaction; significant liquidity requirements and substantial levels of indebtedness of the combined company following the closing; potential limitations on the use of certain tax attributes following the closing; failure of the proposed transaction to be completed; and other economic, business, competitive, and/or regulatory factors affecting the business of the combined company after the closing and the businesses of US Airways and AMR generally, including those set forth in the filings of US Airways and AMR with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings, including the registration statement and the proxy statement/prospectus related to the proposed transaction. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Neither AMR nor US Airways assumes any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

Additional Information and Where To Find It

INVESTORS AND SECURITY HOLDERS OF US AIRWAYS ARE URGED TO READ THE RELEVANT DOCUMENTS FILED BY AMR AND US AIRWAYS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of AMR’s and US Airways’ SEC filings through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by US Airways can be obtained free of charge on US Airways’ website at www.usairways.com or by directing a written request to US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281, Attention: Vice President, Legal Affairs. Copies of the documents filed with the SEC by AMR can be obtained free of charge on AMR’s website at www.aa.com or by directing a written request to AMR Corporation, P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, Texas 75261-9616, Attention: Investor Relations or by emailing investor.relations@aa.com.

Contacts:

AMR Media Relations (817) 967-1577 mediarelations@aa.com	US Airways Media Relations (480) 693-5729 media.relations@usairways.com

[i]	Each slot pair entitles the holder to one departure and arrival
ii	The settlement terms between the airlines and the plaintiffs call for the divestiture of 52 slot pairs at DCA and 17 pairs at LGA. This will lead to a reduction of 44 round trips currently flown by the two airlines at DCA. The remaining eight DCA slot pairs to be divested are currently operated by JetBlue. At LGA, the new American is required to divest 17 slot pairs, which will lead to a reduction of 12 round trips currently flown by the two airlines. The remaining five slot pairs to be divested are currently operated by Southwest